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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): November 16, 2001



                         OCEANEERING INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)




          DELAWARE                    1-10945                   95-2628227
(State or other jurisdiction       (Commission                 (IRS Employer
     of incorporation)             File Number)              Identification No.)



                         11911 FM 529
                        Houston, Texas                      77041
           (Address of principal executive offices)       (Zip Code)




       Registrant's telephone number, including area code: (713) 329-4500


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Item 5.           Other Events

                  On November 16, 2001, we entered into an amended and restated rights agreement with EquiServe Trust Company, N.A., as rights agent, to extend the expiration date of the plan and to make other changes to the terms of the plan. Our board of directors originally adopted the plan on November 20, 1992. Under the plan, each share of common stock currently includes one right to purchase from us a unit consisting of one one-hundredth of a share of our Series B junior participating preferred stock at an exercise price of $60.00 per unit, subject to adjustment.

                  The rights are attached to all certificates representing our currently outstanding common stock and will attach to all common stock certificates we issue prior to the rights distribution date. The rights are not exercisable until after the rights distribution date and will expire at the close of business on November 16, 2011, unless we earlier redeem or exchange them as we describe below. Prior to the amendment and restatement of the rights agreement, the rights were scheduled to expire at the close of business on December 4, 2002. The rights will separate from the common stock and a distribution date would occur, except in some cases, on the earlier of:

         o ten days following a public announcement that a person or group of affiliated or associated persons (collectively, an "acquiring person") has acquired or obtained the right to acquire beneficial ownership of 15% or more of the outstanding shares of our common stock; or

         o ten business days following the start of a tender or exchange offer that would result, if closed, in a person's becoming an acquiring person.

Our board of directors may defer the rights distribution date in some circumstances, and some inadvertent acquisitions will not result in a person becoming an acquiring person if the person promptly divests itself of sufficient shares of common stock.

                  Until the rights distribution date:

         o common stock certificates, together with and in some cases the summary of rights, will evidence the rights, and the rights will be transferable only with those certificates;

         o any new common stock will be issued with rights and new certificates will contain a notation incorporating the rights agreement by reference; and

         o the surrender for transfer of any common stock certificate will also constitute the transfer of the rights associated with the stock that certificate represents.

                  As soon as practicable after the rights distribution date, the rights agent will mail certificates representing the rights to holders of record of common stock as of the close of business on that date. After the rights distribution date, only separate rights certificates will represent the rights.


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                  We will not issue rights with any shares of common stock we issue after the rights distribution date, except:

         o        as our board of directors otherwise may determine; and

         o together with shares of common stock we issue as a result of previously established incentive plans or convertible securities.

                  A flip-in event will occur under the rights agreement when a person becomes an acquiring person otherwise than pursuant to a permitted offer. The rights agreement generally defines permitted offer to mean a tender or exchange offer for all outstanding shares of common stock at a price and on terms that a majority of the members of our board of directors who are independent from the acquiring person or the person making the offer determines to be fair to and otherwise in the best interests of our company and our stockholders.

                  At any time until ten days after the first date of public announcement of the occurrence of a flip-in event, we may redeem the rights in whole, but not in part, at a redemption price of $.01 per right. The redemption price is subject to adjustment for any stock split, stock dividend or similar transaction occurring before the date of redemption. At our option, we may pay that redemption price in cash, shares of common stock or any other consideration our board of directors selects. The rights will not be exercisable after a flip-in event until they are no longer redeemable. If our board of directors timely orders the redemption of the rights, the rights will terminate on the effectiveness of that action.

                  If a flip-in event occurs and we do not redeem the rights, each right, other than any right that has become null and void as we describe below, will become exercisable, at the time we no longer may redeem it, to receive the number of shares of common stock, or, in some cases, cash, property or other of our securities, having a current market price equal to two times the exercise price of the right.

                  When a flip-in event occurs, all rights that then are, or in some circumstances were, beneficially owned by or transferred to an acquiring person or specified related parties will become null and void in the circumstances the rights agreement specifies.

                  A flip-over event will occur under the rights agreement when, at any time from and after the time a person becomes an acquiring person:

         o we are acquired in a merger or other business combination transaction, other than specified mergers that follow a permitted offer of the type we describe above; or

         o 50% or more of our assets, cash flow or earning power is sold or transferred.

If a flip-over event occurs, each holder of a right, except rights that previously have become void as we describe above, thereafter will have the right to receive the number of shares of common stock of the acquiring company which has a current market price equal to two times the exercise price of the right.

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                  The number of outstanding rights associated with a share of common stock, the number of fractional shares of junior participating preferred stock issuable on exercise of a right and the exercise price of the rights are subject to adjustment in the event of a stock dividend on, or a subdivision, combination or reclassification of, the common stock occurring prior to the rights distribution date. The exercise price of the rights and the number of fractional shares of junior participating preferred stock or other securities or property issuable on exercise of the rights also are subject to adjustment from time to time to prevent dilution in the event of specified types of transactions affecting the junior participating preferred stock.

                  With some exceptions, the rights agreement will not require us to adjust the exercise price of the rights until cumulative adjustments amount to at least 1% of the exercise price. It also will not require us to issue fractional shares of junior participating preferred stock that are not integral multiples of one one-hundredth, and, in lieu thereof, we may make a cash adjustment based on the market price of the junior participating preferred stock on the last trading date prior to the date of exercise. The rights agreement reserves to us the right to require prior to the occurrence of any flip-in event or flip-over event that, on any exercise of rights, a number of rights must be exercised so that we will issue only whole shares of junior participating preferred stock.

                  At any time after the occurrence of a flip-in event and prior to (1) a person's becoming the beneficial owner of 50% or more of the shares of common stock then outstanding or (2) the occurrence of a flip-over event, we may, at our option, exchange the rights (other than rights owned by an acquiring person or an affiliate or an associate of an acquiring person, which will have become void), in whole or in part, at an exchange ratio of one share of common stock, and/or other equity securities we deem to have the same value as one share of common stock, per right, subject to adjustment.

                  During the time we may redeem the rights, we may, at the direction of our board of directors, amend any of the provisions of the rights agreement other than decreasing the redemption price or shortening the final expiration date. Thereafter, we may amend the provisions of the rights agreement, other than the redemption price, only as follows:

         o        to cure any ambiguity, defect or inconsistency;

         o to make changes that do not materially adversely affect the interests of holders of rights, excluding the interests of any acquiring person; or

         o to shorten or lengthen any time period under the rights agreement; provided, however, that we cannot lengthen the time period governing redemption if the rights are no longer redeemable.

                  Until a right is exercised, the holder thereof, as such, will have no rights to vote or receive dividends or any other rights as a stockholder.

         The rights may have anti-takeover effects. The rights will cause substantial dilution to any person or group that attempts to acquire us without the approval of our board of directors. As a result, the overall effect of the rights may be to render more difficult or discourage any attempt to acquire us even if such acquisition may be favorable to the interests of our

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stockholders. Because our board of directors can redeem the rights or approve a permitted offer, the rights should not interfere with a merger or other business combination approved by our board of directors.

                  Investors should read the rights agreement for more details regarding the provisions we describe above. We have filed a copy of the rights agreement with the Securities and Exchange Commission as an exhibit to this report on Form 8-K.

Item 7.           Financial Statements and Exhibits.

         (c)      Exhibits

         4.1. Rights Agreement dated as of November 16, 2001 between Oceaneering International, Inc. and EquiServe Trust Company, N.A., as Rights Agent, which includes as Exhibit A the form of Certificate of Designations of Series B Junior Participating Preferred Stock setting forth the terms of the Preferred Stock, as Exhibit B the form of Rights Certificate and as Exhibit C the Summary of Rights to Purchase Preferred Stock. Pursuant to the rights agreement, rights certificates will not be mailed until after the distribution date (as defined in the rights agreement).










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                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        OCEANEERING INTERNATIONAL, INC.




Date:  November 20, 2001                By: /s/ T. JAY COLLINS
                                           -------------------------------------
                                             T. Jay Collins
                                             President










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                                INDEX TO EXHIBITS

Exhibit
Number        Description
-------       -----------

  4.1 Rights Agreement dated as of November 16, 2001 between Oceaneering International, Inc. and EquiServe Trust Company, N.A., as Rights Agent, which includes as Exhibit A the form of Certificate of Designations of Series B Junior Participating Preferred Stock setting forth the terms of the Preferred Stock, as Exhibit B the form of Rights Certificate and as Exhibit C the Summary of Rights to Purchase Preferred Stock. Pursuant to the rights agreement, rights certificates will not be mailed until after the distribution date (as defined in the rights agreement).













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